Exhibit 10.1

October 15, 2016

Full Circle Capital Corporation

102 Greenwich Ave, 2nd Floor

Greenwich, CT 06830

Attention: Chief Executive Officer

Gentlemen:

We refer to the Agreement and Plan of Merger, dated as of June 23, 2016 (the "Merger Agreement"), by and between Full Circle Capital Corporation, a Maryland corporation (the "Company") and Great Elm Capital Corp., a Maryland corporation ("Newco"). Capitalized terms used in this letter without definition have the respective meanings given to them in the Merger Agreement.

Per Section 6.1(b)(i) of the Merger Agreement, Newco hereby extends the Termination Date as provided in the Merger Agreement.

This letter does not effect any other change or waiver under the Merger Agreement. Please sign and return one copy of this letter.

Very truly yours,

GREAT ELM CAPITAL CORP.

/s/ Peter A. Reed

Peter A. Reed

Chief Executive Officer

Accepted and agreed as of the date first written above:

FULL CIRCLE CAPITAL CORPORATION

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	CEO

Cc: John A. Healy

Harry Pangas